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                                                                     EXHIBIT 5.1

July 19, 1999


Board of Directors
Premier Bancshares, Inc.
2180 Atlanta Plaza
950 E. Paces Ferry Road
Atlanta, Georgia 30326

      Re:  Premier Bancshares, Inc.
           Registration Statement on Form S-4
           1,236,708 Shares of Common Stock (the "Registration Statement")

Ladies and Gentlemen:

      We have acted as counsel for Premier Bancshares, Inc. (the "Company") in connection with the proposed public offering of the shares of its Common Stock covered by the above-described Registration Statement.

      In connection therewith, we have examined the following:

      (1) The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

      (2) The Bylaws of the Company, certified as complete and correct by the Secretary of Company;

      (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

      (4) Certificate of Good Standing with respect to the Company, issued by the Georgia Secretary of State; and

      (5)  The Registration Statement (including exhibits thereto).


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                                                              Board of Directors
                                                        Premier Bancshares, Inc.
                                                                   July 19, 1999
                                                                          Page 2


      Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

      (A) The Company has been duly incorporated under the laws of the State of Georgia and is validly existing and in good standing under the laws of Georgia.

      (B) The 1,236,708 shares of Common Stock covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,


                                    WOMBLE CARLYLE SANDRIDGE & RICE
                                    A Professional Limited Liability Company

                                    /s/ Womble Carlyle Sandridge & Rice, PLLC
                                    -----------------------------------------
                                    Womble Carlyle Sandridge & Rice, PLLC